Exhibit 21.1

List of Subsidiaries of CRESTWOOD MIDSTREAM PARTNERS LP AS OF FEBRUARY 17, 2015

Name	Jurisdiction
Arlington Storage Company, LLC	Delaware
Arrow Field Services, LLC	Delaware
Arrow Midstream Holdings, LLC	Delaware
Arrow Pipeline, LLC	Delaware
Arrow Water, LLC	Delaware
Central New York Oil and Gas Company, L.L.C.	New York
CMLP Tres Manager LLC	Delaware
CMLP Tres Operator LLC	Delaware
Cowtown Gas Processing Partners L.P.	Texas
Cowtown Pipeline Partners L.P.	Texas
Crestwood Appalachia Pipeline LLC	Texas
Crestwood Arkansas Pipeline LLC	Texas
Crestwood Crude Logistics LLC	Delaware
Crestwood Crude Services LLC	Delaware
Crestwood Crude Terminals LLC	Delaware
Crestwood Crude Transportation LLC	Delaware
Crestwood Dakota Pipelines LLC	Delaware
Crestwood Gas Marketing LLC	Delaware
Crestwood Gas Services Operating GP LLC	Delaware
Crestwood Gas Services Operating LLC	Delaware
Crestwood Marcellus Midstream LLC	Delaware
Crestwood Marcellus Pipeline LLC	Delaware
Crestwood Midstream Finance Corp.	Delaware
Crestwood Midstream Operations LLC	Delaware
Crestwood New Mexico Pipeline LLC	Texas
Crestwood Niobrara LLC	Delaware
Crestwood Ohio Midstream Pipeline LLC	Delaware
Crestwood Panhandle Pipeline LLC	Texas
Crestwood Pipeline East LLC	Delaware
Crestwood Pipeline LLC	Texas
Crestwood Sabine Pipeline LLC	Texas
Crestwood Storage Inc.	Delaware
E. Marcellus Asset Company, LLC	Delaware
Finger Lakes LPG Storage, LLC	Delaware
Jackalope Gas Gathering Services, L.L.C.	Oklahoma
Powder River Basin Industrial Complex, LLC	Delaware
Sabine Treating, LLC	Texas
Tres Palacios Gas Storage LLC	Delaware
Tres Palacios Holdings LLC	Delaware
Tres Palacios Midstream, LLC	Delaware
US Salt, LLC	Delaware